Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/Reg S-K



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, B, C, and F Shares Prospectus and "Independent Auditors" in the Class A, B, C, and F Shares Statement of Additional Information and to the incorporation by reference of our report dated May 12, 2003, in Post Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 33-6901) of Federated Equity Income Fund, Inc.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 2003